EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

Contact: Andrew D. Demott, Jr., CFO	FOR IMMEDIATE RELEASE
(727) 803-7135

SUPERIOR UNIFORM GROUP, INC. REPORTS FIRST QUARTER

OPERATING RESULTS

●	Net Sales Increase 13.0%
●	Net Income Increases over 67%
●	Earnings per share (Diluted) Increases over 55%

SEMINOLE, Florida – April 22, 2015 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the first quarter ended March 31, 2015, net sales for the 2015 first quarter increased 13.0 percent to $46.3 million compared with 2014 first quarter net sales of $41.0 million. Net income for the 2015 first quarter was $2.0 million or $0.14 per share (diluted) compared with $1.2 million, or $0.09 per share (diluted) reported for the quarter ended March 31, 2014.

Michael Benstock, Chief Executive Officer, commented, “We are very pleased to report a 13 percent increase in our net sales, all from organic growth. We have continued to see positive results from our growth strategies discussed in our year-end earnings release. Market and economic trends remain favorable. We continue to leverage our operating structure with the significant growth in net sales and as a result, we reported a 67.7 percent increase in net income for the first quarter of 2015 as compared to the same period in 2014. Our financial position remains very strong and we remain committed to actively pursuing accretive acquisitions to supplement our strong organic growth in net sales.”

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CONFERENCE CALL

Superior Uniform Group will hold a conference call on Wednesday April 22, 2015 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (877) 317-6789 for U.S. dialers and (412) 317-6789 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on April 29, 2015. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10062858 for all replay access.

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is an award-winning provider of uniform programs, image apparel and promotional products. We provide these products as well as a wide range of value-added services to major corporations and healthcare facilities nationwide. We are leaders in innovative product and program design, global manufacturing and state-of-the-art distribution. Our customers rely on us to provide their employees and customers with an extraordinary experience which helps them to better communicate their brand identity. We provide uniforms for the healthcare, retail, food service, private security, transportation, and hospitality marketplaces.

Superior Uniform Group’s commitment to service, quality, value, innovation and social responsibility, combined with our financial strength and global resources enable us to meet and exceed our customers’ diverse needs. We sell our products through our signature brands, Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company of The Office Gurus®, our Business Process Outsourcing and Call Center vertical.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

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Comparative figures are as follows:

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2015
(Unaudited)

	2015	2014

Net sales	$46,347,000	$41,027,000

Costs and expenses:
Cost of goods sold	30,551,000	26,971,000
Selling and administrative expenses	12,437,000	12,083,000
Interest expense	136,000	95,000
	43,124,000	39,149,000

Income before taxes on income	3,223,000	1,878,000
Income tax expense	1,180,000	660,000

Net income	$2,043,000	$1,218,000

Per Share Data:

Basic:
Net income	$0.15	$0.09

Diluted:
Net income	$0.14	$0.09

Cash dividends per common share	$0.075	$0.068

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2015
(Unaudited)

ASSETS

	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$5,019,000	$4,414,000
Accounts receivable, less allowance for doubtful accounts of $670,000 and $680,000, respectively	27,093,000	23,467,000
Accounts receivable - other	4,570,000	4,811,000
Prepaid expenses and other current assets	6,727,000	7,472,000
Inventories	59,921,000	54,692,000
TOTAL CURRENT ASSETS	103,330,000	94,856,000

PROPERTY, PLANT AND EQUIPMENT, NET	16,743,000	13,521,000
OTHER INTANGIBLE ASSETS, NET	15,771,000	17,837,000
GOODWILL	4,135,000	4,135,000
DEFERRED INCOME TAXES	3,546,000	1,740,000
OTHER ASSETS	139,000	148,000
	$143,664,000	$132,237,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,848,000	$9,839,000
Other current liabilities	6,143,000	3,868,000
Current portion of long-term debt	2,750,000	2,063,000
Current portion of acquisition-related contingent liability	3,155,000	-
TOTAL CURRENT LIABILITIES	22,896,000	15,770,000

LONG-TERM DEBT	25,250,000	31,867,000
LONG-TERM PENSION LIABILITY	8,012,000	3,539,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	3,812,000	6,838,000
OTHER LONG-TERM LIABILITIES	600,000	645,000
DEFERRED INCOME TAXES	221,000	150,000

SHAREHOLDERS' EQUITY	82,873,000	73,428,000

	$143,664,000	$132,237,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31,
(Unaudited)

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,043,000	$1,218,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	953,000	938,000
Provision for bad debts - accounts receivable	59,000	53,000
Share-based compensation expense	824,000	827,000
Deferred income tax provision	62,000	276,000
Loss (gain) on sales of property, plant and equipment	12,000	(49,000)
Accretion of acquisition-related contingent liability	33,000	32,000

Changes in assets and liabilities:
Accounts receivable - trade	804,000	(785,000)
Accounts receivable - other	(435,000)	(678,000)
Inventories	(1,639,000)	(5,206,000)
Prepaid expenses and other current assets	(2,230,000)	(1,460,000)
Other assets	(2,000)	7,000
Accounts payable	1,142,000	1,476,000
Other current liabilities	(2,887,000)	(3,929,000)
Long-term pension liability	127,000	3,000
Other long-term liabilities	20,000	20,000
Net cash used in operating activities	(1,114,000)	(7,257,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(906,000)	(809,000)
Proceeds from disposals of property, plant and equipment	-	75,000
Net cash used in investing activities	(906,000)	(734,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	13,220,000	18,450,000
Repayment of long-term debt	(10,255,000)	(10,770,000)
Payment of cash dividends	(1,000,000)	(833,000)
Proceeds received on exercise of stock options	356,000	236,000
Excess tax benefit from exercise of stock options	132,000	6,000

Net cash provided by financing activities	2,453,000	7,089,000

Net increase (decrease) in cash and cash equivalents	433,000	(902,000)

Cash and cash equivalents balance, beginning of year	4,586,000	5,316,000

Cash and cash equivalents balance, end of period	$5,019,000	$4,414,000

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